This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is made solely by the Offer to Purchase, dated
     November 10, 1999 (the "Offer to Purchase"), and the related Letter of
      Transmittal, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf
          of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in
              compliance with the laws of such jurisdiction or any
               administrative or judicial action pursuant thereto.

                           NOTICE OF OFFER TO PURCHASE
                           ALL SHARES OF COMMON STOCK
                                       OF
                            GIANT CEMENT HOLDING, INC.
                                       AT
                          $31.00 NET PER SHARE IN CASH
                                       BY
                              CP ACQUISITION, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF
                             CEMENTOS PORTLAND, S.A.

      CP Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Cementos Portland, S.A., a public company organized under the laws of the Kingdom of Spain ("Parent"), hereby offers to purchase all shares of common stock, par value $0.01 per share (the "Shares") of Giant Cement Holding, Inc., a Delaware corporation (the "Company"), at a price of $31.00 per Share (the "Share Price"), net to the seller in cash and without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

-------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MID-NIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 9, 1999, UNLESS THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------

      THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW) THAT NUMBER OF SHARES (COLLECTIVELY, THE "MINIMUM NUMBER OF SHARES") WHICH REPRESENT A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY-DILUTED BASIS.
      The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 4, 1999, among the Company, Parent and Purchaser. The purpose of the Offer is to acquire control of the Company. Parent and Purchaser do not currently own any Shares.

      The Board of Directors of the Company unanimously has determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, the Company's stockholders (the "Stockholders"), has approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and recommends that the Stockholders accept the Offer and tender all of their Shares pursuant thereto.

      For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not withdrawn as, if and when Purchaser gives oral or written notice to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), of Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, upon the terms and subject to the conditions of the Offer, payment for Shares purchased pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering Stockholders for the purpose of receiving payment from Purchaser and transmitting payment to validly tendering Stockholders.

      In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures described in the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

      If, prior to the Expiration Date, Purchaser shall increase the consideration offered to Stockholders pursuant to the Offer, such increased consideration will be paid to all holders of Shares that are purchased pursuant to the Offer, whether or not such Shares were tendered prior to such increase in consideration. Under no circumstances will interest on the purchase price for Shares be paid by Purchaser by reason of any delay in making such payment.

      The term "Expiration Date" means 12:00 midnight, New York City time, on December 9, 1999, unless and until Purchaser, in accordance with the Merger Agreement, shall have exercised its right to extend the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the time and date at which the Offer, as so extended by Purchaser, shall expire. Any such extension will be followed by a public announcement thereof by no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering Stockholder to withdraw such Shares. Without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser currently intends to make announcements by issuing a press release to the Dow Jones News Service.

      Except as otherwise provided below or as provided by applicable law, tenders of Shares made pursuant to the Offer are irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment as provided herein, may also be withdrawn at any time after January 9, 2000.

      To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses specified on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the name of the person who tendered the Shares. If certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such Shares have been tendered by an Eligible Institution (as defined in the Offer to Purchase), the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been delivered pursuant to the procedures for book-entry transfer described in the Offer to Purchase, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility's procedures.

      Any Shares properly withdrawn will be deemed not validly tendered for purposes of the Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described in the Offer to Purchase.

      All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion, whose determination shall be final and binding.

      The information required to be disclosed by paragraph (e)(1)(vii) of Rule 14d-6 under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

      The Company has agreed to provide Purchaser with the Company's stockholder lists and security position listings for the purpose of disseminating the Offer to Stockholders. The Offer to Purchase, the related Letter of Transmittal and other materials will be mailed to record holders of Shares and will be furnished to brokers, dealers, banks and similar persons whose names, or the names of whose nominees, appear on the stockholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

      THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

      Questions and requests for assistance or additional copies of the Offer to Purchase, Letter of Transmittal and other tender offer documents may be directed to the Information Agent, at the address and telephone number specified below, and copies will be furnished promptly at Purchaser's expense. Purchaser will not pay any fees or commissions to any broker or dealer or other person other than the Depositary and the Information Agent for soliciting tenders of Shares pursuant to the Offer.


                     The Information Agent for the Offer is:
                            ------------------------
                                   INNISFREE
                            ------------------------
                                M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                 Banks and Brokers call collect: (212) 750-5833
                         Call Toll-Free: (888) 750-5834

                      The Dealer Manager for the Offer is:
                                     [logo]
                               SCHRODER & CO. INC.
                                Equitable Center
                               787 Seventh Avenue
                            New York, New York 10019
         Banks and Brokers call collect in New York City call: (212) 492-6000
                         Call Toll-Free: (877) 350-4796




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